EXHIBIT 10.5(n)

                                 PROMISSORY NOTE



$5,000.00                                                Date: December 30, 1996



For value received, the undersigned Rick Bacchus and Philis Bacchus (collectively the "Promisor") each as principal, jointly and severally, promise to pay to the order of Quality Air Inc. (the "Payee"), at P.O. Box 3048, Sunland Park, New Mexico 88063, (or at such other place as the Payee may designate in writing) the sum of $5,000.00 with interest from December 30, 1996, on the unpaid principal at the rate of 1.00 percent over prime published in the Wall Street Journal, Eastern Edition, annually.

The unpaid principal shall be payable over five years accrued interest shall be payable monthly. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any installment is not paid when due, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Payee.

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process. If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

2)       the death of the Promisor(s) or Payee(s);
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3)       the filing of bankruptcy proceedings involving the Promisor as a Debtor;

4) the application for appointment of a receiver for the Promisor;

5) the making of a general assignment for the benefit of the Promisor's creditors;

6)       the insolvency of the Promisor; or

7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

This Note is secured by Quality Air stock owned by promisor and, when converted, RTI stock. The Payee is not required to rely on the above security for the payment of this Note in the case of default, but may proceed directly against the Promisor.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This note will be replaced with a promissory note after distribution of RTI shares.

This Note shall be construed in accordance with the laws of the State of New Mexico.

Signed this 30TH day of DECEMBER, 1996, at ------------------------------------.

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By: /s/  RICK BACCHUS
   ---------------------------
         Rick Bacchus


By: /s/  PHILIS BACCHUS
   ---------------------------
         Philis Bacchus

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